[MHC LOGO]               McGovern, Hurley, Cunningham, LLP
[GRAPHIC OMITTED]        Chartered Accountants

                        CONSENT OF INDEPENDENT AUDITORS

TO:         NORTHWESTERN MINERAL VENTURES INC.
            ("NORTHWESTERN")

AND TO:     BERNS & BERNS, COUNSELORS AT LAW

AND TO:     U.S. SECURITIES & EXCHANGE COMMISSION

FROM:       MCGOVERN, HURLEY, CUNNINGHAM, LLP

RE:         NORTHWESTERN MINERAL VENTURES INC. - AUDITED ANNUAL FINANCIAL
            STATEMENTS FOR THE PERIODS ENDED DECEMBER 31, 2005, 2004, AND 2003

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We hereby consent to the inclusion of our report dated March 3, 2006 in connection with our audits of the consolidated financial statements of
Northwestern as at December 31, 2005 and 2004 and for the periods ended
December 31, 2005, 2004, and 2003 in Northwestern's Annual Report on Form 20-F
for the year ended December 31, 2005 ("Form 20-F"), for the purposes of filing same with the U.S. Securities and Exchange Commission.

Dated this 29th day of June, 2006.

                                MCGOVERN, HURLEY, CUNNINGHAM, LLP

                                /s/ McGovern, Hurley, Cunningham, LLP
                                -------------------------------------

                                Chartered Accountants

     2005 Sheppard Avenue East, Suite 300, Toronto, Ontario, Canada, M2J 5B4
                Telephone: (416) 496-1234 - Fax: (416) 496-0125 -
                 E-Mail: info@mhc-ca.com - Website: www.mhc-ca.com